Exhibit 24.5
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Alfred M. Rankin, Jr., Suzanne S. Taylor, Dennis W. LaBarre, Kenneth C. Schilling and Kimberly J. Pustulka, and each of them, as true and lawful attorneys with full power of substitution or resubstitution, for and in the name, place and stead in any such capacity of the undersigned, to sign and file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) one or more amendments, supplements and exhibits, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, to the Registration Statement on Form S-4 relating to the registration for exchange of Class A Common Stock, $0.01 par value per share, of Hyster-Yale Materials Handling, Inc., and to sign and file any and all applications and other documents to be filed with the Commission, with any and all amendments, supplements and exhibits thereto, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, advisable or appropriate to be done in the premises, hereby ratifying and approving the acts of such attorneys, and any of them, and any such substitute.
Executed as of the 14th day of March 2017.

/s/ Dr. H. Vincent Poor
Dr. H. Vincent Poor
Director

NAI-1502551206v1